Exhibit 99.1

ProPetro Announces Substantial Completion of
Fact Finding for Previously Disclosed Internal Review

Announces Management Appointments

Provides Operational Update

MIDLAND, Texas, October 9, 2019 — ProPetro Holding Corp. (“ProPetro” or the “Company”) (NYSE: PUMP) today announced a number of changes to its Executive Leadership Team in connection with the substantial completion by the Audit Committee of fact finding associated with its previously disclosed internal review.

Fact-Finding Key Items

•                  Substantially completed fact finding for previously disclosed internal review.

•                  The Audit Committee and management have not identified to date any items that would require restatement of the Company’s previously reported balance sheets, statements of operations, statements of shareholders’ equity or statements of cash flows.

•                  Announced new management appointments along with improved organizational structure to strengthen internal controls.

•                  Plans to make required SEC filings and become current in its filing obligations as soon as reasonably practicable.

Management Appointments

Current Board Chairman Phillip A. Gobe has been appointed as Executive Chairman of the Company.  As Executive Chairman, Gobe will serve as the principal executive officer of the Company for purposes of the Company’s annual and quarterly reports filed with the SEC and share responsibility for overseeing the remediation of control deficiencies that were identified in the internal review. Dale Redman continues as Chief Executive Officer with primary responsibility for managing day-to-day operations and pursuing business development initiatives.

Additionally:

•                  Jeffrey Smith, formerly Chief Financial Officer, has been named Chief Administrative Officer, with primary responsibility for the Company’s information technology, human resources, procurement and risk management functions.

•                  Darin G. Holderness, former Chief Financial Officer of Concho Resources, has agreed to serve as Interim Chief Financial Officer while the Company conducts a search for a permanent Chief Financial Officer.

•                  Newton W. “Trey” Wilson III joins the Company as General Counsel and Corporate Secretary, with prior senior legal and executive experience in the oilfield services industry.

•                  Elo Omavuezi, who has been at ProPetro since 2017, has been promoted to Chief Accounting Officer.

David Sledge, Chief Operating Officer, and Sam Sledge, Director of Investor Relations, will continue in their current roles, and Ian Denholm has resigned from his position as Chief Accounting Officer.

“The changes we are announcing will strengthen ProPetro and position the Company to continue to capitalize on its position as a leading provider of pressure pumping services in the Permian Basin,” said Gobe.  “These actions reflect the Board’s commitment to leading governance standards while allowing Dale Redman and the rest of our experienced management team to focus on serving customers through our first-class service offering.”

“Phillip is a well-known and respected oil industry executive with significant public company experience and insights that will make ProPetro stronger and benefit all stakeholders,” said CEO Dale Redman.  “I look forward to working with him, our existing team and the outstanding new talent joining ProPetro. Our new structure will allow me to pursue the activities that I enjoy most, including working closely with our customers, supply chain partners and operational leaders, as we continue our focus on operational excellence in the Permian, participate in technological advancements and create value for all of our stakeholders.”

Internal Review; Future Filings

Additional details regarding the internal review and related matters can be found in the Form 8-K that the Company filed today with the Securities and Exchange Commission.

The new executive leaders who are joining the Company will continue to evaluate certain internal control deficiencies identified as a result of the internal review.  The Company expects management’s review of internal control deficiencies to result in one or more material weaknesses that may relate to past periods.  The Company cannot currently predict when this evaluation process will be completed but will seek to complete the evaluation process, take appropriate corrective actions and make necessary filings with the SEC with a view to becoming current in its filing obligations under the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable.

Operational Update

The Company’s effectively utilized fleet count was approximately 25.1 fleets during the third quarter of 2019. Due to customer budget exhaustion, seasonality and overall softening industry demand, ProPetro currently estimates effective utilization in the fourth quarter will be 18 — 20 fleets.

Executive Bios

Phillip Gobe brings extensive operational and industry experience, having served as a Director of Pioneer Natural Resources Company since July 2014. Gobe joined Energy Partners, Ltd. as Chief Operating Officer in December 2004 and became President in May 2005, and served in those capacities until his retirement in September 2007.

Darin G. Holderness brings deep industry and financial experience to ProPetro and currently serves as Chairman of the Board of Directors and Chairman of the Audit Committee for Penn Virginia Corporation. Previously, he served as the Senior Vice President, Chief Financial Officer and Treasurer of Concho Resources, Inc. from May 2015 to May 2016, while serving as the Chief Financial Officer since August 2008. Prior to that, Holderness served as Senior Vice President and Chief Financial Officer of Eagle Rock Energy Partners, L.P. and as Vice President and Chief Accounting Officer of Pioneer Natural Resources Company.

Trey Wilson is an accomplished energy executive who brings significant industry experience to the position of General Counsel and Corporate Secretary. Prior to joining ProPetro, Wilson was the Chief Executive Officer of WLP/Westex Well Services & Wilson Systems, a position he held since April 2018. He previously held senior legal and executive positions with Forest Oil Corporation, Key Energy Services, Inc. and MBI Energy Services.

Elo Omavuezi brings considerable financial reporting and audit experience, having previously served as the Director of Financial Reporting and Technical Accounting of ProPetro since April 2017. Prior to that, he was employed by Deloitte & Touche LLP as an Audit Manager from June 2014 to April 2017 and as an Audit Senior from January 2007 to April 2014.

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information visit www.propetroservices.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include those described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks associated with, among other items, the matters subject to continuing review, management’s conclusions with respect to any material weaknesses in internal or disclosure controls and events impacting the future utilization of its fleets. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the Securities and Exchange Commission from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release.  ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Contacts

ProPetro Holding Corp:
Sam Sledge, 432-688-0012
Director of Investor Relations
sam.sledge@propetroservices.com